UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 30, 2019

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	COLM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 30, 2019, Columbia Sportswear Company (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”). The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 64,991,882, representing approximately 95.08% of the 68,349,454 shares outstanding and entitled to vote at the Meeting. The following matters were submitted to a vote of the shareholders, the results of which were as follows:

1.Election of Directors. The following persons were elected as directors of the Company by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Gertrude Boyle	47,571,334	14,644,935	2,775,613
Timothy P. Boyle	61,155,869	1,060,400	2,775,613
Sarah A. Bany	46,316,062	15,900,207	2,775,613
Murrey R. Albers	60,386,270	1,829,999	2,775,613
Stephen E. Babson	60,758,491	1,457,778	2,775,613
Andy D. Bryant	60,228,608	1,987,661	2,775,613
Walter T. Klenz	60,452,331	1,763,938	2,775,613
Kevin Mansell	61,981,882	234,387	2,775,613
Ronald E. Nelson	61,586,293	629,976	2,775,613
Sabrina L. Simmons	61,985,086	231,183	2,775,613
Malia H. Wasson	61,587,210	629,059	2,775,613

2.Ratification of Deloitte & Touche LLP. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 was approved as follows:

For	Against	Abstentions
64,370,561	547,458	73,863

3.Approval of Executive Compensation. The proposal to approve, by non-binding vote, executive compensation passed with the following votes:

For	Against	Abstentions	Broker Non-Votes
61,736,951	391,876	87,442	2,775,613

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: June 3, 2019	By:	/S/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary